EXHIBIT 99.1
CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
SCOTTSDALE, Arizona—August 2, 2006—Medicis (NYSE:MRX) today announced revenue for the three months ended June 30, 2006 of approximately $85.0 million with non-Generally Accepted Accounting Principles (non-“GAAP”) “if-converted” net income of approximately $22.1 million, or $0.32 per diluted share. This is compared to revenue for the three months ended June 30, 2005 of $100.5 million with non-GAAP “if-converted” net income of $29.5 million, or $0.43 per diluted share. The special charges used in determining non-GAAP financial measures are more fully described below.
The Company reported GAAP net income of $15.5 million, or $0.25 per diluted share, for the three months ended June 30, 2006, compared to GAAP net income of $24.4 million, or $0.38 per diluted share, for the three months ended June 30, 2005. Diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP.
“We are pleased to announce another solid quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “This quarter was particularly exciting with the approval of SOLODYN™, our recently launched acne product which we believe will be a growth driver for the Company going forward. We anticipate the second half of 2006 will bring to completion projects from our current research and development pipeline, including PERLANE®. As we look to the future and the introduction of new products with strong intellectual property rights, we are focused on effectively and successfully managing the Company’s growth and expansion. We express gratitude to our physicians, patients and shareholders for allowing us to invest in the Company’s future, and we anticipate such investments will create added shareholder value, especially in the long-term.”
For the quarter ended June 30, 2006, revenue increased $9.9 million to $85.0 million, compared to $75.1 million for the quarter ended March 31, 2006. In addition, gross profit margins increased 5.1 percentage points to 88.9%, compared to 83.8% for the quarter ended March 31, 2006. The sequential increase in the quarter was primarily due to the launch of SOLODYN™ to the wholesale and retail communities in June 2006. Core brand revenue for the quarter ended June 30, 2006 represented approximately 90% of total revenue, compared to core brand revenue of approximately 76% of total revenue for the quarter ended June 30, 2005. The Company believes its future growth drivers to be the RESTYLANE®, SOLODYN™ and VANOS™ franchises. At the end of the June 2006 quarter, the Company’s core brands included DYNACIN®, LOPROX®, OMNICEF®, PLEXION®, RESTYLANE®, SOLODYN™, TRIAZ® and VANOS™. SOLODYN® will replace DYNACIN® as a core brand in future quarters, beginning with the quarter ended September 30, 2006.
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Absent the special charges discussed below, non-GAAP selling, general and administrative expenses for the three months ended June 30, 2006 were approximately $43.7 million, compared to $32.1 million for the same period last year, absent special charges of $5.4 million. Including special charges, GAAP selling, general and administrative expenses for the three months ended June 30, 2006 were approximately $51.1 million, compared to $37.5 million for the same period last year. The increase in selling, general and administrative expenses compared to the three months ended June 30, 2005 was primarily due to an increase in promotional spending behind the launch of SOLODYN™, costs associated with RESTYLANE® promotional programs and an increase in reserves for legal settlements.
The following table represents a reconciliation of GAAP selling, general and administrative expenses to non-GAAP selling, general and administrative expenses. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	June 30,
	2006	2005
GAAP selling, general and administrative	$51,065	$37,484
Professional fees and other selling, general and administrative expenses associated with research and development transactions	(547)	—
Integration planning costs	—	(5,300)
FAS 123R share-based compensation expense	(6,835)	(129)

Non-GAAP selling, general and administrative expenses	$43,683	$32,055

Absent the special charges discussed below, non-GAAP research and development expenses were approximately $4.5 million, or 5.3% of total revenue, for the three months ended June 30, 2006, compared to approximately $6.1 million, or 6.1% of total revenue, for the same period last year. Including special charges, GAAP research and development expenses for the three months ended June 30, 2006 were $43.8 million, compared to $6.1 million for the same period last year. The increase as compared to the same period last year is primarily due to payments associated with the acquisition of the product rights and ongoing research and development relating to RELOXIN®.
The following table represents a reconciliation of GAAP research and development expenses to non-GAAP research and development expenses. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	June 30,
	2006	2005
GAAP research and development expenses	$43,767	$6,085
Additional payment associated with the Company’s decision not to pursue the international rights for RELOXIN® transaction	(35,062)	—
Research and development associated with the ongoing development of RELOXIN®	(3,656)	—
FAS 123R share-based compensation expense	(505)	—

Non-GAAP research and development expenses	$4,544	$6,085

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For the six months ended June 30, 2006, the Company reported revenue of approximately $160.2 million and a net loss of approximately $73.0 million, or ($1.34) per diluted share. This is compared to revenue for the six months ended June 30, 2005 of $195.7 million and net income of $43.8 million, or $0.68 per diluted share.
Gross profit margins for the six months ended June 30, 2006 increased approximately 1 percentage point from approximately 86% to approximately 87% primarily due to the launch of SOLODYN™, a higher margin product, to the wholesale and retail communities in June.
Selling, general and administrative expenses for the six months ended June 30, 2006 were $102.3 million, or approximately 64% of revenue, compared to $69.4 million, or approximately 36% of revenue in the comparable period last year. The $32.9 million increase in selling, general and administrative expenses is primarily due to $13.2 million of additional share-based compensation expense, costs associated with the launch of SOLODYN™, costs associated with promotional programs for RESTYLANE® and an increase in reserves for legal settlements.
Research and development expenses for the six months ended June 30, 2006 were approximately $141.0 million, or approximately 88% of revenue, compared to $20.5 million, or approximately 11% of revenue, in the comparable period last year. The $120.5 million increase in research and development expenses is primarily due to costs associated with our acquisition of the product rights and ongoing research and development relating to RELOXIN®.
Per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP regardless of whether the outstanding 2.5% Convertible Senior Notes and 1.5% Convertible Senior Notes meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
2006 Guidance Update
Based upon information available currently to the Company, the Company’s financial guidance is as follows:
Calendar 2006
(in millions, except per share amounts)

	Third Quarter	Fourth Quarter
	(9/30/06)	(12/31/06)
	Estimated	Estimated(a)
Current revenue objectives	$88	$101
Current non-GAAP diluted earnings per share objectives(b)	$0.24	$0.32

(a)	Includes revenue associated with PERLANE® if approved by the U.S. Food and Drug Administration (“FDA”)

(b)	Excludes only special charges associated with FAS 123R share-based compensation expense and research and business development milestone or contract payments
The current revenue and earnings per share estimates above represent the approximate median of Medicis’ guidance range, including research and development expenses associated with the RELOXIN® project, promotional spending for RESTYLANE®, expected launch costs associated with the potential approval of PERLANE® and the expected costs associated with hiring in excess of 60 aesthetic sales representatives in
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anticipation of the potential PERLANE® launch. The above earnings per share guidance does not include FAS 123R share-based compensation expense. FAS 123R share-based compensation expense is estimated to be approximately $6.8 million pre-tax, or approximately $0.07 per diluted share, resulting in GAAP earnings per share guidance of $0.17, for the third quarter of 2006 and approximately $6.0 million pre-tax, or approximately $0.06 per diluted share, resulting in GAAP earnings per share guidance of $0.26, for the fourth quarter of 2006.
For the remainder of 2006, the Company anticipates the following:
•	gross profit margins increasing to approximately 87% of revenue primarily due to higher margin products such as RESTYLANE®, SOLODYN™ and VANOS™ contributing to a greater percentage of revenue than in previous quarters and years;

•	selling, general and administrative expenses to be approximately 50%-52% of revenue in the third quarter, dropping to approximately 46%-48% of revenue in the fourth quarter;

•	research and development expenses, including expenses related to the development of RELOXIN®, to be approximately 10%-11% of revenue in the third quarter, and approximately 9%-10% of revenue in the fourth quarter;

•	depreciation and amortization to be approximately $6.5 million in the third quarter and approximately the same in the fourth quarter; and

•	the effective tax rate to be approximately 27%-28% primarily associated with the quarterly allocation of the tax benefits related to acquisition of the product rights to RELOXIN®.
2007 Guidance Update
Currently, the Company anticipates the following for 2007:
•	revenue in excess of $400 million;

•	non-GAAP diluted earnings per share objectives of approximately$1.30-$1.40; and

•	GAAP diluted earnings per share objectives of approximately $1.08-$1.18, which includes FAS 123R share-based compensation expense of approximately $0.22 per share.
The above revenue and non-GAAP earnings per share guidance for 2007 excludes research and business development milestone payments. The above revenue and non-GAAP earnings per share guidance for 2007 includes:
•	the potential FDA approval of at least two products in the Company’s pipeline, including PERLANE®;

•	costs associated with the launch of these products;

•	completed sales force expansion as noted above;

•	direct-to-consumer spending at levels similar to 2006; and

•	costs associated with RELOXIN® development.
The Company expects to provide more comprehensive 2007 guidance most likely in the fourth quarter of 2006.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company.
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Use of Non-GAAP Financial Information:
To the extent that the Company has provided non-GAAP financial information in this press release, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for research and development, and litigation settlements that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN™ (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including Medicis’ future prospects, revenue and earnings guidance, business development activities, potential settlement of the government’s investigation relating to the False Claims Act, the successful launch of SOLODYN™, FDA approval of PERLANE® in the second half of 2006 and our expectations relating to our product development pipeline. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other
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factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K/T for the transition year ended December 31, 2005 and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands, including PERLANE®. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include among other things the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals, the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties), the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K/T for the transition year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® and PERLANE® are registered trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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Medicis Pharmaceutical Corporation
Summary Statements of Operations
(in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006		2005		2006	2005
Revenues	$85,032		$100,544		$160,189	$195,732
Cost of revenues	9,419		14,262		21,598	28,177

Gross profit	75,613		86,282		138,591	167,555
Operating expenses:
Selling, general and administrative	51,065	(a)(b)	37,484	(d)(e)	102,289	69,418
Research and development	43,768	(a)(b)	6,085		140,985	20,537
Depreciation and amortization	5,800		6,074		11,656	12,127

Total operating expenses	100,633		49,643		254,930	102,082
Operating (loss) income	(25,020)		36,639		(116,339)	65,473
Interest income, net	(4,604)		(747)		(8,967)	(1,078)
Income tax (benefit) expense	(35,935)		12,991		(34,348)	22,785

Net income (loss)	$15,519		$24,395		$(73,024)	$43,766

Basic net income (loss) per common share	$0.28		$0.45		$(1.34)	$0.81

Diluted net income (loss) per common share	$0.25		$0.38		$(1.34)	$0.68

Shares used in basic net income (loss) per common share	54,501		54,264		54,429	54,257
Shares used in diluted net income (loss) per common share	69,733		68,914		54,429	69,361
Cash flow from (used in) operations	$11,237		$50,627		$(100,283)	$84,516
Reconciliation of Non-GAAP Net Income

	Three Months Ended
	June 30,
	2006		2005
GAAP net income
Special charge for R&D, including related professional fees (tax-effected) Special charge for integration planning	$15,519		$24,395
costs (tax-effected)	(385	)(c)	—
FAS 123R share-based compensation expense	—		3,365	(e)
(tax-effected)	5,307	(a)	82	(d)

Non-GAAP net income
Interest expense and associated bond offering costs	20,441		27,842
(tax-effected)	1,675	(f)	1,675	(f)

Non-GAAP “if-converted” net income	$22,116		$29,517

Shares used in diluted net income per common share	69,733		68,914

Diluted net income per common share	$0.32		$0.43

Reconciliation of Non-GAAP Diluted Net Income Per Common Share

	Three Months Ended
	June 30,
	2006		2005
GAAP diluted net income per common share
Special charge for R&D, including related professional fees (tax-effected) Special charge for integration planning	$0.25		$0.38
costs (tax-effected)	(0.01	)(b)(c)	—
FAS 123R share-based compensation expense	—		0.05	(e)
(tax-effected)	0.08	(a)	0.00	(d)

Non-GAAP diluted net income per common share	$0.32		$0.43

(a)	Reported selling, general and administrative expenses include approximately $6.8 million ($4.9 million tax-effected) of FAS 123R share-based compensation expense, and reported research and development expenses include $0.5 million ($0.4 million tax-effected) of FAS 123R share-based compensation expense.

(b)	Reported selling, general and administrative expenses include $0.6 million of professional fees and other expenses related to the ongoing research and development of RELOXIN®, and reported research and development expenses include $38.7 million relating to the ongoing research and development of RELOXIN®.
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(c)	The tax-effected charges noted in (b) are offset by a tax benefit recorded in the second quarter related to the $90 million research and development payment made in the first quarter for RELOXIN®. The Company determined in the second quarter it would not implement certain tax strategies relating to the acquisition of the product rights to RELOXIN®. The net impact of these items results in benefit to second quarter of approximately $0.4 million which has been deducted to arrive at non-GAAP net income.

(d)	Reported selling, general and administrative expenses include approximately $0.1 million ($0.1 million tax-effected) of share-based compensation expense related to restricted stock awards.

(e)	Reported selling, general and administrative expenses include approximately $5.3 million ($3.4 million tax-effected) related to costs associated with integration planning.

(f)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $1.7 million and $1.7 million are added back to GAAP net income for the three months ended June 30, 2006 and 2005, respectively, and divided by shares used in diluted net income per common share.
Medicis Pharmaceutical Corporation
Balance Sheets

	At June 30, 2006	At December 31, 2005
Assets
Cash, cash equivalents & short-term investments	$616,139	$742,532
Accounts receivable, net	48,327	46,697
Inventory, net	19,101	19,076
Other current assets	29,183	24,979

Total current assets	712,750	833,284
Property and equipment, net	4,726	5,416
Intangible assets, net	293,442	302,930
Deferred tax asset	29,602	—
Other assets	5,475	4,325

Total assets	$1,045,995	$1,145,955

Liabilities and stockholders’ equity
Current liabilities	$104,153	$140,831
Contingent convertible senior notes 2.5% due 2032	169,155	169,155
Contingent convertible senior notes 1.5% due 2033	283,910	283,910
Deferred tax liability	—	8,572
Stockholders’ equity	488,777	543,487

Total liabilities and stockholders’ equity	$1,045,995	$1,145,955

Working capital	$608,597600,071	$692,453

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